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                                                                     EXHIBIT 5.1

           [BUCHANAN INGERSOLL PROFESSIONAL CORPORATION LETTERHEAD]

                                 May 17, 1999


SkyNet Holdings, Inc.
343 South Glasgow Ave.
Inglewood, CA 90301

Gentlemen:

     We have acted as counsel to SkyNet Holdings, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of the following shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), all of which are to be offered by certain Selling Security Holders as set forth in the Registration Statement:

     1.   4,589,849 shares of Common Stock (the "Shares");

     2. 800,890 shares of Common Stock which may be issued, if at all, upon the exercise of warrants (the "Warrants"); and

     3. 2,003,560 shares of Common Stock, subject to adjustment, which may be issued, if at all, upon the conversion of the Company's outstanding Series A Convertible Preferred Stock (the "Series A Shares").

     In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

     1. The issuance of the Shares has been duly and validly authorized, and the Shares are legally issued, fully paid and non-assessable;

     2. The shares of Common Stock to be issued upon the exercise of the Warrants have been duly and validly authorized and, when issued in accordance with the terms of the appropriate instrument evidencing the Warrants, including, without limitation, payment of the applicable exercise price with respect to the Warrants, will be legally issued, fully paid and non-assessable; and
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May 17, 1999
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     3.   The shares of Common Stock to be issued upon the conversion of the
Series A Shares have been duly authorized and, when issued in accordance with the terms of the Series A Convertible Preferred Stock Purchase Agreement between the Company and the purchasers thereof and the Certificate of Designation of the Series A Shares, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                              Very truly yours,

                              BUCHANAN INGERSOLL
                              PROFESSIONAL CORPORATION

                              By: /s/ Stephen M. Cohen
                                  --------------------------------------
                                      Stephen M. Cohen